UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2012 (July 20, 2012)

ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California		94043
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On July 20, 2012, Alexza Pharmaceuticals, Inc., (“Alexza, “we” or “us”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Azimuth Opportunity L.P. (“Azimuth”). A copy of the press release issued by Alexza on July 23, 2012 concerning the transaction is filed herewith as Exhibit 99.1 and is incorporated herein by reference. The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Azimuth is committed to purchase from us up to $20,000,000 of our common stock over the approximately 24-month term of the Purchase Agreement, provided that, except as set forth in the immediately following sentence, we may not sell under the Purchase Agreement more than 2,310,811 shares of our common stock (the “Trading Market Limit”), which is equal to twenty percent of our issued and outstanding shares of common stock on the effective date of the Purchase Agreement, less (i) one share and (ii) the 80,429 shares we agreed to issue to Azimuth on or about July 23, 2012 in consideration of Azimuth’s execution and delivery of the Purchase Agreement (the “Commitment Shares”). The Trading Market Limit will not be applicable to the extent (and only for so long as) the average purchase price of all common stock issued by us to Azimuth, taking into account all discounts and the Commitment Shares, equals or exceeds $3.86 per share (subject to adjustment), which represents (i) the consolidated closing bid price per share of our common stock as reported on the NASDAQ Global Market on the effective date of the Purchase Agreement and (ii) an incremental amount to account for the issuance of the Commitment Shares to Azimuth. From time to time over the term of the Purchase Agreement, and at our sole discretion, we may present Azimuth with draw down notices (each a “Draw Down Notice”) to purchase an aggregate dollar amount of our common stock (a “Draw Down Amount”) over ten consecutive trading days or such other period mutually agreed upon by us and Azimuth (the “Draw Down Period”), with each draw down subject to limitations based on the price of our common stock and a limit of 2.5% of our market capitalization at the time of such draw down. We are able to present Azimuth with up to 24 Draw Down Notices during the term of the Purchase Agreement, with only one such Draw Down Notice allowed per Draw Down Period and a minimum of five trading days required between each Draw Down Period. The Commitment Shares are being issued in addition to the up to $20,000,000 of our common stock that may be issued under the Purchase Agreement pursuant to Draw Down Notices.

Once presented with a Draw Down Notice, Azimuth is required to purchase a pro rata portion of the Draw Down Amount on each trading day during the Draw Down Period on which the daily volume weighted average price for our common stock equals or exceeds a threshold price determined by us for such draw down. The per share purchase price for these shares equals the daily volume weighted average price of our common stock on each date during the Draw Down Period on which shares are purchased, less a discount of 5%. If the daily volume weighted average price of our common stock falls below the threshold price on any trading day during a Draw Down Period, the Purchase Agreement provides that Azimuth will not be required to purchase the pro rata portion of the Draw Down Amount allocated to that day. However, at its election, Azimuth may buy the pro rata portion of the Draw Down Amount allocated to that day at the threshold price less the 5% discount described above.

The Purchase Agreement also provides that from time to time and at our sole discretion we may grant Azimuth the right to exercise options to purchase additional shares of our common stock during each Draw Down Period for an amount of shares specified by us based on the trading price of our common stock. Upon Azimuth’s exercise of such an option, we would sell to Azimuth the shares of our common stock subject to the option at a price per share equal to the greater of the daily volume weighted average price of our common stock on the day Azimuth notifies us of its election to exercise its option or the threshold price for the option determined by us, less a discount of 5%.

We have agreed to indemnify and hold harmless Azimuth, its directors, officers, employees, partners and affiliates, and each person who controls Azimuth, against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”). We have agreed to pay up to $35,000 of Azimuth’s reasonable attorneys’ fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by Azimuth in connection with the preparation, negotiation, execution and delivery of the Purchase Agreement and related transaction documentation. Further, we have agreed that if we issue a draw down notice and fail to deliver the shares to Azimuth on the applicable settlement date, and such failure continues for ten trading days, we will pay Azimuth as partial damages, cash or restricted shares of our common stock, at the option of Azimuth.

Azimuth has agreed to indemnify and hold harmless us and each of our directors, officers, employees and affiliates and persons who control us, against certain liabilities, including certain liabilities under the Securities Act that may be based upon written information furnished by Azimuth to us for inclusion in a prospectus or prospectus supplement related to this transaction.

We and Azimuth have agreed that no shares of common stock may be issued to Azimuth pursuant to the Purchase Agreement to the extent that the issuance of such shares of common stock would result in the beneficial ownership by Azimuth of more than 9.9% of our then issued and outstanding shares of common stock (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended and Rule 13d-3 promulgated thereunder).

The foregoing descriptions of the Purchase Agreement are qualified in their entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

We have also entered into a placement agency agreement with Financial West Group, member FINRA/SIPC (“FWG”), pursuant to which FWG agreed to act as the placement agent in connection with the sale of shares of our common stock to Azimuth. Subject to our and FWG’s receipt of written confirmation from the Financial Industry Regulatory Authority, Inc. (“FINRA”), to the effect that FINRA’s Corporate Finance Department has determined not to raise any objection with respect to the fairness or reasonableness of the terms of the Purchase Agreement or the transactions contemplated thereby, we will pay FWG a placement fee equal to 0.5% of the aggregate dollar amount paid to us for the common stock purchased by Azimuth upon each completed sale of our common stock to Azimuth under the Purchase Agreement, as compensation for its services in acting as placement agent in the sale of our common stock to Azimuth. We have also agreed to indemnify and hold harmless FWG against certain liabilities, including liabilities under the Securities Act, and to pay up to $15,000 in the aggregate for FWG’s reasonable attorneys’ fees and expenses incurred in connection with the preparation of certain FINRA filings required to be made by FWG in connection with the transaction.

This report includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Actual results may differ materially from those contained in the forward-looking statements in this report. Additional information concerning these and other risk factors is contained in Alexza’s quarterly report on Form 10-Q for the three-month period ended March 31, 2012. Alexza undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this report. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

5.1	Opinion of Cooley LLP

10.1	Common Stock Purchase Agreement between Alexza Pharmaceuticals, Inc. and Azimuth Opportunity, L.P. dated July 20, 2012.

99.1	Press Release titled “Alexza Secures a $20 Million Committed Equity Financing Facility with Azimuth Opportunity, L.P.,” dated July 23, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXZA PHARMACEUTICALS, INC.

Date: July 23, 2012

	By:	/s/ Thomas B. King
Thomas B. King
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Cooley LLP

10.1	Common Stock Purchase Agreement between Alexza Pharmaceuticals, Inc. and Azimuth Opportunity, L.P. dated July 20, 2012.

99.1	Press Release titled “Alexza Secures a $20 Million Committed Equity Financing Facility with Azimuth Opportunity, L.P.,” dated July 23, 2012.